AMENDMENT TO TERM LOAN AGREEMENT

THIS AMENDMENT TO TERM LOAN AGREEMENT is made effective as of the 14th day of April, 2008

BETWEEN:

EUOKO INC., with a registered office address of 535 – 67 Mowat Avenue, Toronto, Ontario, Canada M6K 3E3

(the "**Borrower**")

AND

CMMG Finance Inc., with a registered office address of 3055 Kingsway, Vancouver, British Columbia, Canada V5R 5J8

(the "**Lender**")

WHEREAS:

A. The parties entered into a Term Loan Agreement dated the 24th day of October, 2006;

B. The Borrower wishes to increase the borrowing facility of the Term Loan Agreement with the Lender by the sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00 CDN);

C. The Lender has agreed to increase the borrowing facility of the Term Loan Agreement with the Borrower by the sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00 CDN); and

D. The parties hereto wish to amend the terms of the Term Loan Agreement by entering into this Amendment To Term Loan Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1. The Additional Credit

(a) The Lender shall increase the term credit available under the Term Loan Agreement in favour of the Borrower in the amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00 CDN) ("Additional Credit").

(b) The Additional Credit is made available by the Lender to the Borrower to enable the Borrower to continue to carry out the Purposes outlined in the Term Loan Agreement and the Borrower shall use all proceeds advanced under the Additional Credit for the Purposes and for no other purpose.

(c) Interest shall accrue on all sums drawn down from the Additional Credit at the rate of 11.0% per annum and shall be due and payable on expiration of the Credit Term.

(d) In addition to interest payable as set out in paragraph 1(c) and the introduction fee agreed to under the Term Loan Agreement, the Borrower shall pay to the Lender during the term of the Term Loan Agreement a royalty based on a percentage of total gross sales revenue of the Borrower when the Additional Credit is drawn upon by the Borrower as follows:

i. 5.0% of all gross revenues payable annually.

(e) All other terms and conditions under the Term Loan Agreement shall apply to the Additional Credit.

2. General

(a) The Borrower covenants that it will execute or cause to be made, done or executed, all further and lawful acts, deeds, things, devices, conveyances and assurances whatsoever for effecting the purposes and intent of this agreement as counsel for the Lender shall reasonably advise or request.

(b) The Lender may from time to time appropriate any moneys received by it from the Borrower or from the proceeds of security given by the Borrower in or towards payment of the liabilities intended to be secured, as it in its sole discretion may see fit and the Borrower shall not have the right to require any other appropriation, and it is agreed that the taking of a judgment or judgments or any other action or dealing whatsoever by the Lender with respect to the securities shall not operate as a merger of any debt owing by the Borrower to the Lender or any part.

(c) Notice to be given shall, save as otherwise specifically provided, be in writing addressed to the party for whom it is intended and shall not be deemed received until actual receipt by the other party except if sent by telex or facsimile, in which case it shall be deemed received on the

business day next following the date of transmission. The mailing, telex and facsimile addresses of the parties shall be:

(i) As to the Borrower:
535 – 67 Mowat Avenue
Toronto, Ontario, Canada M6K 3E3

(ii) As to the Lender:
3055 Kingsway
Vancouver, British Columbia, Canada V6C 2X8

or any other mailing, telex or facsimile addresses as the parties from time to time may notify the other.

(d) This agreement and all other agreements, security and documents to be delivered in connection with this agreement shall be governed by and construed in accordance with the applicable laws of the Province of British Columbia and of Canada.

(e) This agreement shall be binding on and enure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not, without the prior written consent of the Lender, assign any rights or obligations with respect to this agreement. The Lender may transfer, assign or grant participation in its rights and obligations with respect to this agreement or any other agreement contemplated to any lending institution which it considers to be financially responsible, provided that any transfer, assignment or grant shall neither result in any additional cost to the Lender nor, without the consent of the Borrower, release the Lender from its obligations under this agreement.

(f) Any provision of this agreement which is or becomes prohibited or unenforceable in any jurisdiction shall not invalidate or impair the remaining provisions of this agreement which shall be deemed severable from the prohibited or unenforceable provision and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

(g) No amendment supplement or waiver of any provision of this agreement or any other agreements provided for or contemplated, nor any consent to any departure by the Borrower, shall in any event be effective unless it shall be in writing and signed by the Lender and then the waiver or consent shall be effective only in the specific instance for the specific purpose for which it has been given.

(h) No waiver or act or omission of the Lender shall extend to or be taken in any manner whatsoever to affect any subsequent event of default or breach by the Borrower of any provision of this agreement or the results or the rights resulting from it.

(i) Time shall be of the essence of this agreement.

IN WITNESS WHEREOF the parties have caused this agreement to be executed by their respective officers duly authorized.

EUOKO INC.

Per: ______________________
Authorized Signatory

Per: ______________________
Authorized Signatory

CMMG FINANCE, INC.

Per: ______________________
Authorized Signatory